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                                                                    EXHIBIT 10.4

                   AMENDMENT NO 1. TO ASSET PURCHASE AGREEMENT

         This Amendment No. 1 to the Asset Purchase  Agreement (the  "Amendment
                                                                      ---------
No.1"), dated as of January 21, 2002 (the "Amendment No.1 Effective Date"), by
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and between Dtomi, Inc., a Nevada corporation ("Dtomi"), and International
Manufacturers Gateway, Inc., a Delaware corporation ("IMG"), hereby amends the Asset Purchase Agreement, dated as of January 14, 2002 by and between Dtomi and IMG (the "Original Agreement").
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         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.       Original Agreement.
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         (a)    Section 5.2 of the Original Agreement is hereby deleted in its entirety and such Section 5.2 is hereby further amended and restated by inserting the following text:

                "5.2       Acquiror's  Conditions.  Acquiror's  obligation to
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close this transaction shall be subject to and contingent upon the satisfaction
(or waiver by Acquiror in its sole discretion) of each of the following conditions:
                           5.2.1    All  representations  and  warranties of
Transferor set forth in this Agreement shall have been accurate as of the Effective Date and shall be accurate as of the Closing Date, as if made on the Closing Date.

                           5.2.2    All of the  covenants  and  obligations
that Transferor are obligated to perform or comply with pursuant to this Agreement prior to or at the Closing shall have been performed and complied with; and (ii) Transferor shall have made the deliveries of documents required to be made pursuant to Section 6.2.1.

                           5.2.3    To the extent,  if any, that Acquiror is
required to obtain any Governmental Authorizations that relate to the Businesses or the ownership, use, and operation of the Purchased Assets, Acquiror shall have obtained such Governmental Authorizations and such Governmental Authorizations shall be in full force and effect as of the Closing Date or subject to issuance to Acquiror upon consummation of this transaction.

                           5.2.4    As of the Closing Date,  there shall not be
in effect any legal requirement or any injunction or other order that prohibits the transfer of any portion of the Purchased Assets by Transferor to Acquiror.

                           5.2.5    Between the Effective Date and the Closing
Date, there shall have been no damage to or destruction of any of the Purchased Assets (excluding damage or destruction (i) caused by Acquiror or any of its affiliates; or (ii) that does not have a material adverse effect on the Businesses), nor any taking of any material portion of the Purchased Assets by eminent domain.

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                           5.2.6    Since the Effective  Date,  there shall not
have been commenced or threatened against Acquiror or Transferor or any related person of Acquiror or Transferor any proceeding (i) seeking damages or other relief in connection with, any aspect of this transaction, or (ii) that could reasonably be expected to have the effect of preventing this transaction or making this transaction illegal.

                           5.2.7    Transferor  shall  have  executed  all
documents necessary to transfer and assign any of the Transferor's Intellectual Property which is being transferred pursuant to this Agreement.

                           5.2.8    Transferor shall have executed the Escrow
Agreement, on terms and conditions acceptable to Acquiror."

         (b) Section 6.2.1 of the Original Agreement is hereby deleted in its entirety and such Section 6.2.1 is hereby further amended and restated by inserting the following text:

                           "6.2.1   At the Closing, Transferor shall deliver,
or cause to bedelivered, to Acquiror:

                           (a)      A fully executed Bill of Sale and
               Assignment and Assumption in the form of Exhibit C to this
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               Agreement (the "Bill of Sale") conveying to Acquiror all personal
                               ------------
               property to be acquired by Acquiror pursuant to this Agreement and providing for (i) the assignment to Acquiror of the contract rights, and all other intangible personal property included in the Purchased Assets and (ii) Acquiror's assumption of the Assumed Liabilities;

                           (b) A duly authorized and executed Escrow Agreement required by Section 3.4;

                           (c) A Certificate of an officer of Transferor certifying to the attached resolutions of the board of directors and shareholders, if the board of directors deems it necessary, of Transferor authorizing this transaction;

                           (d) A Certificate of an authorized officer of the Transferor certifying as to the accuracy of the Transferor's representations and warranties under Section 7.1;

                           (e) All necessary documents to transfer and assign
               any Intellectual Property which is being transferred pursuant to this Agreement."

2.       Miscellaneous.
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         (a)    Any  capitalized  term used in this  Amendment  No. 1 without definition  shall  have the  meaning  given to such term in the Original
Agreement.

         (b) Upon the Amendment No. 1 Effective Date, having received the requisite shareholder approval from IMG, the parties deem that the transaction contemplated under the Original Agreement and this Amendment No. 1 is hereby closed. In connection with the removal

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of (i) certain Closing conditions of Dtomi and (ii) required Closing deliveries by IMG, the parties hereby acknowledge and agree that they will make all necessary changes post-Closing to (y) Exhibit A, Exhibit B and Schedule 4.2.1 of
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the Original Agreement, copies of which are attached hereto as Exhibit A,
                                                               ---------
Exhibit B and Schedule 4.2.1, respectively and (z) the Share Allocation
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Schedule, attached hereto, which is a schedule to the Escrow Agreement, attached as Exhibit D to the Original Agreement.
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          (c)   This  Amendment No. 1 sets forth the entire  understanding  and agreement of the parties, and supersedes any and all prior contemporaneous oral or written agreements or understandings between the parties as to the subject matter of this Amendment No. 1. This Amendment No. 1 shall be governed by the laws of the State of Washington. This Amendment No. 1 may be executed by facsimile and in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused duplicate originals of this Amendment No. 1 to be executed as of the Amendment No. 1 Effective Date.

                                              DTOMI, INC.

                                              /s/ Richard Libutti
                                              By:  Richard Libutti
                                              Its: President

                                              INTERNATIONAL MANUFACTURERS
                                              GATEWAY, INC.

                                              /s/ R. Kevin Krause
                                              By:  R. Kevin Krause
                                              Its: President

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